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                                                                   EXHIBIT 10.15

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                              TERMINATION AGREEMENT

      This TERMINATION AGREEMENT (the "Agreement") is entered into as of this 31st day of December, 2002 by and between MARK D. NIENSTEDT, individually and on behalf of all his successors, heirs, executors, administrators, legal representatives, and assigns (hereinafter referred to collectively as "Nienstedt"), and INSTINET GROUP INCORPORATED, on behalf of its parents, subsidiaries, divisions and affiliates, and their respective predecessors, successors, assigns, representatives, officers, directors, shareholders, agents, employees and attorneys (hereinafter referred to collectively as "Instinet" or the "Company").

                                   WITNESSETH:

      WHEREAS, Nienstedt entered into an Employment Agreement with Instinet dated April 2, 2001 (the "Initial Employment Agreement"), which provided for Nienstedt to be employed as the Chief Financial Officer of the Company;

      WHEREAS, in April 2002, the Initial Employment Agreement was amended in part to provide for Nienstedt's appointment as Acting President and Chief Executive Officer of the Company;

      WHEREAS, Nienstedt and Instinet desire to terminate the Initial Employment Agreement as amended in all respects, to be replaced and superseded by a new and subsequent Employment Agreement (the "New Employment Agreement"), with different terms and conditions governing Nienstedt's relationship with Instinet;

      WHEREAS, Nienstedt and Instinet have reached agreement with respect to all matters arising out of Nienstedt's Initial Employment Agreement and the termination thereof;

      NOW, THEREFORE, in consideration of the mutual convenants and undertakings set forth herein, Nienstedt and Instinet agree as follows:


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      1. Termination of Agreement. By mutual agreement between the parties, in accordance with the provisions of this Termination Agreement, the Initial Employment Agreement shall terminate in all respects on December 31, 2002 (the "Termination Date"), and shall have no further force or effect after the Termination Date. Nienstedt's employment with Instinet, however, will continue pursuant to the terms and conditions of the New Employment Agreement.

      2. Vested Payments and Benefits. This Termination Agreement shall not alter or affect in any way Nienstedt's vested and accrued rights, if any, to payments and benefits pursuant to any employee benefit, welfare, retirement or equity plan maintained by Instinet.

      3. Termination Payments and Benefits. Instinet agrees to pay Nienstedt the amounts described below, subject to the provisions of this Termination Agreement. The payments to be provided by the paragraph are in place of, and not in addition to, payments Nienstedt would otherwise be entitled to pursuant to the Initial Employment Agreement or any policy or practice of Instinet. All payments made pursuant to this paragraph will be reduced by all applicable payroll deductions including, but not limited to, federal, state and local tax withholdings. Instinet agrees to pay Nienstedt an aggregate of $2,500,000, by making the following installment payments by no later than the dates indicated on the schedule below:

      February 28, 2003        $1,366,666

      February 28, 2004        $  566,667

      February 28, 2005        $  566,667

      The period from January 1, 2003 through February 28, 2005 shall be referred to herein as the "Termination Payment Period."

      4. Limited Release. In consideration of the promises herein, Nienstedt releases and discharges Instinet, from any and all liability, and waives any and all rights of any kind and description that he has or may have against Instinet as of the date of this Termination Agreement, including, but not limited to, claims arising under any federal, state and local fair


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employment practice law, workers' compensation law, and any other employee relations statute, executive order, law and ordinance, including, but not limited to, Title VII of the Civil Rights Act of 1964, as amended, the Age Discrimination in Employment Act of 1967, as amended, the Rehabilitation Act of 1973, as amended, the Family and Medical Leave Act, the Americans With Disabilities Act of 1990, as amended, the Civil Rights Acts of 1866 and 1871, and, except as otherwise expressly set forth herein, of any other duty and/or other employment related obligation, tort, tortious course of conduct, contract, public policy, statute, common law, and equity, and claims for wages and benefits, monetary and equitable relief, punitive and compensatory relief, and attorneys' fees and costs, arising from the Initial Employment Agreement. The foregoing notwithstanding, such releases and waivers do not apply to: (a) any rights arising out of this Agreement; (b) any of Nienstedt's accrued benefits which have vested under the terms of the qualified benefit and retirement plans maintained by Instinet as such plans may be amended from time to time; (c) any rights that Nienstedt may have to indemnification under Instinet's general corporate indemnity for acts undertaken by Nienstedt within the scope of his duties while employed at Instinet.

      5. Non-Competition Covenant. Nienstedt agrees that he will not through the Termination Payment Period, directly or indirectly, engage as officer, employee, agent, partner, or substantial stockholder of, or permit his name to be used by or in connection with, any business which shall provide securities brokerage or financial services through the Internet or any similar medium of electronic commerce (including without limitation the business of an ECN, ATS or their equivalent), from an operational base located anywhere within the United States. This Section shall not, however, prevent Nienstedt from being employed by, or serving as a director of, an entity that is in such business, provided that Nienstedt is not personally involved in the day-to-day activities of such entity in such area.

      6. Non-Solicitation Covenant. Nienstedt further agrees that he will not:
(i) through the Termination Payment Period, directly or indirectly solicit any employee of Instinet to leave the employ of Instinet; or (ii) through the Termination Payment Period, directly or indirectly initiate contact with any Instinet client to induce that client to transact with any other company business in which Instinet is engaged, including electronic order-matching,


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institutional equities, clearing and after-hours trading, or to reduce or refrain from doing any such business with Instinet.

      7. Entire Agreement; Severability.

      (a) Entire Agreement. This Termination Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof. The Initial Employment Agreement, all prior correspondence and proposals, and all prior promises, representations, understandings, arrangements and agreements relating to such subject matter are merged herein and superseded hereby.

      (b) Severability. This Agreement constitutes the complete settlement of all issues and disputes arising from the Initial Employment Agreement between Nienstedt and Instinet as of the date hereof, and may not be modified except by a suitable writing signed by both Nienstedt and Instinet. Nienstedt and Instinet have entered into this Agreement voluntarily, knowingly, and upon advice of counsel. If any provision of this Agreement is held to be invalid, the remaining provisions shall remain in full force and effect.

      8. Execution.

      Nienstedt acknowledges that he has been provided an opportunity of up to twenty-one (21) days from his receipt of this document to review it. Following his signing of the Agreement, Nienstedt has the right to revoke the Agreement at any time within seven (7) calendar days of his signing it, not including the date of his signing (the "Revocation Period"). Notice of Revocation shall be given in writing and sent by overnight mail no later than the seventh day following the date Nienstedt signs this Agreement to General Counsel, Instinet Corporation, 3 Times Square, New York, NY 10036.

      9. Governing Law; Venue. This Termination Agreement shall be governed by and construed in accordance with the law of the State of New York. An action for breach of this Termination Agreement may be brought in any court of competent jurisdiction located in New York.


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                                                                  EXECUTION COPY

      THE UNDERSIGNED, intending to be legally bound, have executed this Agreement on this 31st day of December, 2002.


MARK D. NIENSTEDT                              INSTINET GROUP INCORPORATED


/s/ Mark D. Nienstedt                      By: /s/ Edward J. Nicoll
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                                               Edward J. Nicoll
                                               Chief Executive Officer

THIS IS A RELEASE. READ CAREFULLY BEFORE SIGNING.


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